                                                                    EXHIBIT 21.1
                                                                    ------------

                               IIC INDUSTRIES INC.

                              List of Subsidiaries
                              --------------------

INVESTOR RT. (Hungary)
             Interag Rt. (Hungary)
                         Kompakt Auto Kft. (Hungary)
                         Interag Autohaz Kft. (Hungary)
                         Motor Pedo, Kft. (Hungary)
                         Frigoland Kft. (Hungary)
                         H.H.H. Udvarhaz Kft. (Hungary)

             Agrimill-Agrimpex Rt. (Hungary)
                         Agrimpex International Ltd. (UK)
                         Boma Kft. (Hungary)

ISRAEL TRACTORS AND EQUIPMENT CO. LTD. (Israel)
                  Ambache Engineering, Ltd. (Israel)

BALTON C.P. LIMITED (England)
            Amiran Zambia Ltd. (Zambia)
            Telkor Communications Systems, Ltd. (Zambia)
            Ghana Smartcomm Ltd. (Ghana)
            Bamari Limited (Kenya)
            Amiran Communications, Ltd. (Kenya)
            Dizengoff Ghana Ltd. (Ghana)
            Amiran Kenya Ltd. (Kenya)
            Balton Tanzania Ltd. (Tanzania)
            Balton BV-DWA (Nigeria) Ltd. (Nigeria)
            Balton (U) Ltd. Uganda (Uganda)
            Dizengoff (WA) Nigeria Limited (Nigeria)
            Balton SNES S.A. (Ivory Coast)